Exhibit 99.1

Contact: Richard T. Haston	For Immediate Release
662-324-4258

NBC CAPITAL CORPORATION TO CHANGE

CORPORATE NAME TO CADENCE FINANCIAL CORPORATION

EFFECTIVE JUNE 28

STARKVILLE, Miss. — (June 20, 2006) — NBC Capital Corporation (AMEX: NBY) announced that shareholders approved the corporate name change to Cadence Financial Corporation at its annual shareholders meeting held today. The name change will be effective at the close of business on June 28, 2006, and the Company’s stock will continue to trade under the existing stock symbol “NBY” on the American Stock Exchange.

“Our new name follows our branding strategy to operate in all of our markets under the Cadence Bank name,” stated Lewis F. Mallory, Jr., chairman and chief executive officer of NBC Capital Corporation. “We chose the Cadence name to create a unique identity across our markets. We also consolidated all of our banks under a single corporation late in 2005, providing a seamless network of branches in Tennessee, Mississippi and Alabama for our customers.

“Our shareholder’s approval of the corporation’s name to Cadence was the last step in unifying our brand. It aligns the name of our holding company and its subsidiary bank. We plan to leverage the Cadence name as we move forward into new markets, including the pending acquisitions in Sarasota, FL and Blairsville, GA. We believe the single corporate name and structure will provide marketing and operational efficiencies as we continue to grow our bank.”

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NBC To Change Corporate Name to Cadence Financial Corporation

June 20, 2006

Forward-Looking Statements

This press release contains statements that are forward-looking as defined within the Private Securities Litigation Reform Act of 1995. These forward-looking statements are provided to assist in the understanding of anticipated future financial results. However, such forward-looking statements involve risks and uncertainties (including uncertainties relating to interest rates, management and operation of acquired operations and general market risks) that may cause actual results to differ materially from those in such statements.

About NBC Capital Corporation – Cadence Financial Corporation

NBC Capital Corporation is a financial holding company providing full financial services, including banking, trust services, mortgage services, insurance and investment products in Mississippi, Tennessee and Alabama. The Company will change its corporate name to Cadence Financial Corporation effective at the close of business on June 28, 2006, and its stock will continue to trade under the ticker symbol of NBY on the American Stock Exchange.

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